                                                                   EXHIBIT 10.21

                                     LEASE



                                BY AND BETWEEN



                             CP VENTURE THREE LLC,

                     A DELAWARE LIMITED LIABILITY COMPANY



                                      AND



                         HARRY'S FARMERS MARKET, INC.,

                             A GEORGIA CORPORATION

                                     INDEX


Section           Description                                                                    Page
-------           -----------                                                                    ----
ARTICLE 1 - BASIC LEASE PROVISIONS AND EXHIBITS.................................................      1
   Section 1.1 - Summary of the Basic Lease Provisions..........................................      1
   ---------------------------------------------------
   Section 1.2 - Significance of Basic Lease Information........................................      6
   -----------------------------------------------------
ARTICLE 2 - LANDLORD'S GRANT OF POSSESSION AND QUIET ENJOYMENT..................................      6
   Section 2.1 -  Demise........................................................................      6
   ---------------------
   Section 2.2 - Use of Common Areas............................................................      7
   ---------------------------------
   Section 2.3 - Construction/Possession........................................................      7
   -------------------------------------
   Section 2.4 - Quiet Enjoyment................................................................      8
   -----------------------------
   Section 2.5 - Statement of Lease Term........................................................      8
   -------------------------------------
ARTICLE 3 - RENT................................................................................      8
   Section 3.1 - Fixed Minimum Rent.............................................................      8
   --------------------------------
   Section 3.2 - Percentage Rent Based Upon Gross Receipts......................................      8
   -------------------------------------------------------
   Section 3.3 - Gross Receipts Defined.........................................................      9
   ------------------------------------
   Section 3.4 - Tenant's Records and Inspection Rights.........................................      9
   ----------------------------------------------------
   Section 3.5 - Reports by Tenant..............................................................     10
   -------------------------------
   Section 3.6 - Additional Rent and Address for Payment........................................     10
   -----------------------------------------------------
ARTICLE 4 - OPERATING COSTS, TAXES..............................................................     10
   Section 4.1 - Operating Costs................................................................     10
   -----------------------------
   Section 4.2 - Taxes..........................................................................     13
   -------------------
ARTICLE 5 - ADVERTISING AND PROMOTION...........................................................     13
   Section 5.1 - Advertisements.................................................................     13
   ----------------------------
ARTICLE 6 - UTILITIES...........................................................................     13
   Section 6.1 - Utilities......................................................................     13
   -----------------------
ARTICLE 7 - INSTALLATION, MAINTENANCE, OPERATION AND REPAIR.....................................     14
   Section 7.1 - Tenant Installation of Fixtures and Other Changes..............................     14
   ---------------------------------------------------------------
   Section 7.2 - Non-Premises Maintenance by Landlord...........................................     14
   --------------------------------------------------
   Section 7.3 - Premises Maintenance By Tenant.................................................     15
   --------------------------------------------
   Section 7.4 - Signs, Awnings and Canopies....................................................     15
   -----------------------------------------
   Section 7.5 -  Liens.........................................................................     16
   --------------------
   Section 7.6 - Employee Parking...............................................................     16
   ------------------------------
   Section 7.7 - Surrender of Premises..........................................................     16
   -----------------------------------
ARTICLE 8 - INSURANCE...........................................................................     16
   Section 8.1 - Tenant's Coverage..............................................................     16
   -------------------------------
   Section 8.2 - Increase in Fire or Environmental Insurance Premium............................     18
   -----------------------------------------------------------------
   Section 8.3. - Landlord's Coverage...........................................................     18
   ----------------------------------
   Section 8.4 - Indemnification................................................................     18
   -----------------------------
   Section 8.5 - Waiver of Subrogation..........................................................     18
   -----------------------------------
ARTICLE 9 - DAMAGE AND DESTRUCTION..............................................................     19
   Section 9.1 - Fire, Explosion or Other Casualty..............................................     19
   -----------------------------------------------
   Section 9.2 - Landlord's and Tenant's Work...................................................     19
   ------------------------------------------
ARTICLE 10 - CONDEMNATION.......................................................................     20
   Section 10.1 - Condemnation..................................................................     20
   ---------------------------
   Section 10.2 - Condemnation Award............................................................     20
   ---------------------------------
   Section 10.3 - Landlord's and Tenant's Work..................................................     20
   -------------------------------------------
ARTICLE 11 - DEFAULT AND REMEDIES...............................................................     20
   Section 11.1 - Default.......................................................................     20
   ----------------------
   Section 11.2 - Remedies......................................................................     22
   -----------------------
   Section 11.3 - Reentry by Landlord...........................................................     23
   ----------------------------------
   Section 11.4 - General.......................................................................     23
   ----------------------
   Section 11.5 - Bankruptcy....................................................................     23
   -------------------------
   Section 11.6 - Attorneys' Fees...............................................................     24
   ------------------------------
   Section 11.7 - Landlord's Default............................................................     24
   ---------------------------------
ARTICLE 12 - ASSIGNMENT AND SUBLETTING..........................................................     24
   Section 12.1 - Covenant Not to Assign or Sublet Without Consent..............................     24
   ---------------------------------------------------------------

   Section 12.2 - Conditions for Landlord's Consent to Assign or Sublease...................   25
   ----------------------------------------------------------------------
   Section 12.3 - Assignment in Violation of Article........................................   25
   -------------------------------------------------
ARTICLE 13 INTENTIONALLY DELETED............................................................   26
ARTICLE 14 - RIGHT OF ENTRY.................................................................   26
   Section 14.1 - Reasonable Right of Entry.................................................   26
   ----------------------------------------
ARTICLE 15 - SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES............................   26
   Section 15.1 - Subordination.............................................................   26
   ----------------------------
   Section 15.2 - Attornment................................................................   26
   -------------------------
   Section 15.3 - Estoppel Certificates.....................................................   27
   ------------------------------------
ARTICLE 16 - HOLDING OVER...................................................................   27
   Section 16.1 - Holding Over..............................................................   27
   ---------------------------
ARTICLE 17 - HAZARDOUS SUBSTANCES...........................................................   27
   Section 17.1 - Hazardous Substances......................................................   27
   -----------------------------------
ARTICLE 18 - CONDITIONS OF LANDLORD-TENANT RELATIONSHIP.....................................   28
   Section 18.1 - Conditions of Landlord-Tenant Relationship................................   28
   ---------------------------------------------------------


Exhibit "A"   -     Description of Shopping Center
Exhibit "B"   -     Site Plan of Shopping Center
Exhibit "C"   -     Rules and Regulations
Exhibit "D"   -     Use Restrictions
Exhibit "E"   -     Exclusive Use Restrictions

                                   ARTICLE 1
                      BASIC LEASE PROVISIONS AND EXHIBITS


Section 1.1 - Summary of the Basic Lease Provisions
---------------------------------------------------

     (a)    DATE OF LEASE AND SIGNING BY LANDLORD:    June 16, 2000.

     (b)    NAME OF LANDLORD:             ADDRESS OF LANDLORD:

            CP Venture Three LLC,         c/o Cousins Properties Incorporated
            a Delaware limited liability  Attn: Corporate Secretary
            company                       2500 Windy Ridge Parkway, Suite 1600
                                          Atlanta, Georgia 30339-5683

     (c)    NAME OF TENANT:               ADDRESS OF TENANT:

            HARRY'S FARMERS               1180 Upper Hembree Road
            MARKET, INC., a               Roswell, Georgia 30076
            Georgia corporation           Attn: Mr. John Branch

     (d)    NAME OF GUARANTOR:            ADDRESS OF GUARANTOR:

            N/A                           N/A

     (e) PERMITTED USE: For the operation of an upscale specialty market as a typical Harry's In A Hurry is operated, including the sale at retail for on-premises and off-premises consumption of perishable hot and cold food products including fresh fruits, vegetables, meats, poultry, seafood; fresh baked goods; freshly made ready-to-eat, ready-to-heat and ready-to-cook prepared foods; deli, cheese and dairy products; and specialty, gourmet non-perishable food products; incidentally for the sale of floral items, natural health and beauty care items, wine and beer. Tenant will be permitted to have indoor and outdoor seating areas (with no waiter/waitress service), not to exceed an aggregate of 1,000 square feet of gross leasable area, within which customers may consume prepared foods purchased at the Premises. Tenant shall in no event have a restaurant within the Premises. Other than the foregoing, the Premises shall be used for no other purpose.

Landlord hereby represents and warrants to Tenant that, to the best of Landlord's knowledge and belief, Tenant's proposed use of the Premises as a Harry's In A Hurry in a manner which is typical of other existing Harry's In A Hurry stores located in and around the metropolitan Atlanta, Georgia area as of the date hereof, does not violate any other lease within the Shopping Center nor any easement, restrictive covenant or other similar agreement recorded in the Real Property Records in the County in which the Premises are located or which are otherwise binding upon Landlord or the Premises.

Landlord covenants and agrees that from and after the date hereof it shall not lease or sell any portion of the Shopping Center in a manner which would permit the tenant, occupant or owner thereof to operate an upscale specialty market similar to the Permitted Use set forth in this 1.1(e). . Landlord hereby covenants and agrees that no other premises in the Shopping Center shall be used for the following "Prohibited Uses": skating rink, bowling alley, adult entertainment facility (i.e., featuring nude or semi-nude dancing or entertainment); massage parlor, adult bookstore, pinball or electronic game room or so-called "head shop", funeral parlor, flea market, bingo parlor, sales of automobiles, or car wash. The foregoing provision shall not prohibit the operation of other businesses in the Shopping Center which have pinball machines or electronic games as an incidental part of their business. In no event will Landlord operate or allow the operation of a restaurant in the tenant space immediately adjacent to the Premises; in addition, Landlord will not operate nor allow the operation of a discotheque, cocktail lounge, dance hall, night club or amusement gallery or a gymnasium, health spa, boxing or karate school or facility or other athletic facility or health club of any nature in the tenant spaces of approximately 5,000 square feet on the side of the Premises without Tenant's prior written consent, which shall not be unreasonably withheld or delayed. In addition, in the event a billiard parlor is located in the Shopping Center, Landlord agrees it shall be an upscale billiard parlor.

Tenant shall have the right to create an outdoor seating area with a limited number of tables, chairs and umbrellas, subject to Landlord's prior, written approval of the type of furniture used and, with respect to outdoor seating, the placement of the same, which approval shall not be unreasonably withheld. For the purposes of this Lease, Tenant shall insure such outdoor seating area as if such area were a part of the Premises. All of such furniture shall be properly maintained by Tenant and replaced at reasonable intervals. Further, Tenant shall be responsible for maintaining trash pick-up and other housekeeping duties within Tenant's outdoor seating area in a manner consistent with the maintenance standards of the Common Areas of the Shopping Center. In the event that Landlord, in its reasonable discretion, determines that Tenant is not properly maintaining such patio area, Landlord may, in the event Tenant does not cure such default within ten (10) days of the date of Landlord's written notice to Tenant specifying such default, either (i) require Tenant to remove such outdoor seating area and all personal property and furniture therein, or (ii) elect to perform Tenant's responsibilities with respect to maintenance, repair and replacement of the outdoor seating area and the personal property and furniture therein on behalf of and at the expense of Tenant, in which event all costs and expenses incurred by Landlord shall be Additional Rent hereunder and such amounts, together with an administrative fee of twenty percent (20%) of the costs incurred by Landlord on Tenant's behalf, shall be reimbursed by Tenant to Landlord within ten (10) days of a written demand therefor.

     (f)    TENANT'S TRADE NAME:  Harry's In A Hurry.

     (g) SHOPPING CENTER: THE AVENUE PEACHTREE CITY ("Shopping Center") described in Exhibit "A" attached hereto and made a part hereof. The term
             -----------
Shopping Center shall include any land and improvements adjacent to the Shopping Center which Landlord elects in its discretion to include as part of the Shopping Center, from and after the time designated by Landlord in a written notice to Tenant, provided that such property is substantially open and operating as a shopping center or a shopping center outparcel at the time such designation is effective.

     (h) THE PREMISES: The commercial space within the Shopping Center in the approximate location crosshatched on the "Site Plan" attached hereto as Exhibit
                                                                        -------
"B" and made a part hereof and designated as Space Number 1280; said Premises
---
containing approximately 13,656 square feet.

Landlord acknowledges that Tenant desires to construct, at its sole cost and expense, shopping cart corrals for temporary storage of shopping carts in the Common Areas by customers. Tenant shall submit conceptual drawings for shopping cart corrals to be placed in the Common Areas, which drawings shall be subject to Landlord's reasonable review and approval. Once conceptual drawings are so approved, the plans and specifications for Tenant's Work shall include the shopping cart corrals and the provisions of the Handbook shall apply to the construction thereof. Tenant expressly agrees to promptly and diligently remove any shopping carts from the Common Areas and the shopping cart corrals which are utilized by its employees or customers. All such shopping carts shall be stored within the Premises or in the cart corrals and shall not be permitted to remain in the Common Areas.

     (i) COMMENCEMENT DATE: This Lease shall be effective and in full force upon execution by the parties hereto. The Lease Term begins and the first Rent is due on the "Commencement Date" which shall be the earlier of: (i) one hundred twenty (120) days after written notice to Tenant by Landlord in accordance with this Lease that Landlord's Work is substantially complete in accordance with the Handbook (as hereinafter defined) and the Premises are available to Tenant ready for Tenant's Work, or (ii) the date Tenant opens for business in the Premises; however, Tenant shall otherwise comply with the terms hereof as of the date the Premises are available to Tenant ready for Tenant's Work and Tenant covenants and agrees to commence Tenant's Work within thirty (30) days after Landlord gives such notice to Tenant that the Premises are available to Tenant for Tenant's Work (but not prior to receipt by Tenant of approval of Tenant's Working Drawings as provided in the Handbook).

Tenant's failure to commence the Tenant's Work by the date which is thirty (30) days after the date of Landlord's notice to Tenant as set forth in clause (i) of this subsection 1.1(i), Tenant's cessation of the Tenant's Work for a period in excess of thirty (30) days after commencement thereof, or Tenant's failure to open for business by the date which is sixty (60) days after the Commencement Date shall, upon the occurrence of any of such events, constitute a default for which Tenant shall receive written notice from Landlord and thirty (30) days within which to cure such default and no other or further notice and cure period shall be applicable (notwithstanding any other provision of this Lease to the contrary); provided further, however, Tenant agrees that Tenant shall cooperate with Landlord to effect a joint opening of the Shopping Center, and in connection therewith, Landlord shall give notice to Tenant of the "Grand Opening Date" of the Shopping Center on the date upon which the Premises are delivered by Landlord to Tenant and, if such Grand Opening Date shall be a date subsequent to the date set forth in clause (i) of this subsection (i.e., later than the date which is 120 days after the date the Premises are delivered to Tenant), Tenant shall delay the opening of its business from the date Tenant otherwise would have been ready to open for business or required to open for business under the provisions of this subsection, and Tenant shall open for business on such Grand Opening Date designated by Landlord, and such Grand Opening Date in such circumstances shall be the Commencement Date under this Lease (including for the purposes of commencement of payment of Rent); provided further, however, in the event the date set for the Grand Opening Date is later than the date which is one hundred twenty (120) days after the date upon which the Premises are delivered by Landlord to Tenant, Tenant shall be permitted to delay commencement of the Tenant's Work, at Tenant's sole option, to the date which is one hundred twenty (120) days prior to the scheduled Grand Opening Date. Landlord shall not be responsible or liable to Tenant or those claiming by, through or under Tenant for loss or damage caused by or resulting from a delayed Commencement Date and opening for business by reason of Landlord's efforts to effect a joint opening of the Shopping Center. In no event shall Tenant open for business before Landlord opens the Shopping Center to the public. This Lease shall automatically terminate in the event the Premises are not available to Tenant ready for Tenant's Work within three (3) years after the date of this Lease. In the event Landlord fails to so deliver the Premises and this Lease is terminated, Landlord shall reimburse Tenant for the actual, reasonable costs incurred by Tenant in connection with the preparation of this Lease and the Premises, not to exceed $100,000.00. Landlord and Tenant agree to execute that certain "Delivery of Possession Date Certificate" and "Opening and Termination Date Declaration" included in the Handbook of Tenant Information.

     (j) YEAR: The first "Year" shall be that period commencing on the Commencement Date and ending on the twelve (12) month anniversary of the first day of the calendar month after the Commencement Date, unless the Commencement Date occurs on the first day of the month and in such case, such Year shall end on the twelve (12) month anniversary of the Commencement Date. If the Commencement Date occurs on a day other than the first of a month, for Fixed Minimum Rent purposes, the first Year of the Lease Term shall be the number of days from the Commencement Date through the last day of the month of the Commencement Date plus twelve (12) calendar months. Each twelve (12) month period ending on the twelve (12) month anniversary of the end of the first Year shall be a "Year" for purposes of this Lease.

     (k) LEASE TERM AND EXTENSION RIGHTS: Approximately fifteen (15) years beginning on the Commencement Date and expiring on the fifteenth (15th) anniversary of the Commencement Date, but if the Commencement Date is not the first day of a calendar month, the Lease Term will expire on the last day of the calendar month in which the anniversary of the Commencement Date occurs.

Provided Tenant is not then in default hereof beyond any applicable cure period, is operating for business in the entire Premises for Tenant's Permitted Use at the time of the exercise of the extension option, and has achieved Gross Receipts in excess of $7,800,000.00 from the Premises in any twelve (12) month period within the 13/th/, 14/th/ and 15/th/ Years, Tenant shall have the option to extend the Lease Term for three (3) additional periods of five (5) years each. Said option shall be exercised, if at all, by written notice to Landlord given not less than one hundred eighty (180) days and not more than one (1) year prior to the expiration of the then current Lease Term. All terms and conditions contained herein that are then applicable shall apply during the option period with exception of the annual Fixed Minimum Rent and the Percentage Rent Breakpoints which shall be as scheduled in Sections 1.1(p) and 1.1(r) hereof.

     (l) HANDBOOK OF TENANT INFORMATION: Prior to the execution of this Lease, Tenant has received from Landlord the Handbook of Tenant Information (the "Handbook") which contains provisions regarding construction within the Premises, including, but not limited to, Landlord's Work, Tenant's Work, and Construction Rules and Regulations. The contents of the Handbook are subject to change at Landlord's reasonable discretion and upon reasonable prior, written notice to Tenant; provided, however, any such change shall be of no force or effect unless (A) such change is effective as to all of the tenants of the Shopping Center and does not apply only to Tenant's then current use of the Premises; (B) such change does not materially increase Tenant's obligations hereunder or materially reduce Landlord's obligations hereunder, (C) such change does not materially interfere with Tenant's rights under this Lease or Tenant's ability to operate its business and (D) such change does not materially alter the protections and benefits of the rules and regulations as currently drafted. Tenant shall abide by and comply with all terms, conditions, rules and regulations set forth in the Handbook.

     (m) LANDLORD'S WORK: The construction work to be substantially completed by Landlord prior to delivering notice to Tenant that the Premises are available to Tenant ready for Tenant's Work, a description of which is contained in the Handbook.

     (n) TENANT'S WORK: All construction work other than Landlord's Work which is required to complete the Premises to a finished condition ready for the conduct of Tenant's business. Tenant's Work shall be performed in a good and workmanlike manner in conformity with all governmental codes, statutes, rules and regulations and by a duly licensed and insured contractor or subcontractor who meets the criteria set forth in the Handbook. Tenant's Work shall be governed by the terms and conditions set forth in the Handbook. Upon completion of Tenant's Work in accordance with the Handbook, warranties (one year minimum) on all of Tenant's Work and the equipment installed therein as a part of Tenant's Work (provided, however, a warranty with a five (5) year minimum shall be provided on the air conditioning compressor) shall be provided to Landlord by Tenant. Except in the event that Tenant implements a store-wide self maintenance and service program which is comparable to the service provided by commercial service companies, Tenant will also provide to Landlord a photocopy of an executed maintenance and service contract for Tenant's heating, ventilation and air conditioning system, which contract shall be subject to Landlord's reasonable approval as to the content and the contracting party providing such service.

Provided Tenant is not then in default and is open for business in the Premises in accordance with the terms of this Lease, Landlord will contribute towards the cost of Tenant's Work a Construction Allowance in the amount of SEVEN HUNDRED FIFTY THOUSAND and NO/100ths DOLLARS ($750,000.00). Said allowance shall be paid at the point of 30%, 60% and 100% of completion of the Tenant's Work as provided in the Handbook. In the event Landlord incurs costs as a result of Tenant's failure to comply with the terms of this Lease, Landlord may reduce the amount of the Construction Allowance otherwise payable to Tenant by the actual and reasonable amount of such costs.

In the event Tenant subsequently defaults in any of its obligations under the Lease and (if applicable) fails to timely cure such default, in addition to all other rights and remedies available to Landlord, Tenant shall immediately pay to Landlord the Construction Allowance Reimbursement (as hereinafter defined).

Notwithstanding any other provision of this Lease to the contrary, Landlord agrees that Tenant may elect at any time during the Term of this Lease, as such Term may be extended, to pay to Landlord the entire Construction Allowance Reimbursement (as such term is hereinafter defined), in which event, from and after the date upon which such Construction Allowance Reimbursement is paid, the Fixed Minimum Rent and Percentage Rent shall be adjusted as follows:

          (a) The Fixed Minimum Rent for the remaining portion of the then current Year, following the date on which the Construction Allowance Reimbursement is paid, shall increase by $1.00 per square foot per year of gross leaseable area in the Premises.

          (b) The maximum amounts set forth for Fixed Minimum Rent in Section 1.1(p) shall be increased by $1.00 per square foot per year of gross leaseable area in the Premises for all subsequent Years remaining in the Term (including all Option Periods).

          (c) No Percentage Rent shall be payable for periods after the date upon which the Construction Allowance Reimbursement is paid.

          (d) The Construction Allowance Reimbursement shall equal the Construction Allowance plus the Interest Payment (with the Interest Payment to be reduced, if applicable, by the Capped Percentage Rent Payment) where:

               (i) The Construction Allowance is equal to $750,000.00 (unless a lesser amount is actually paid by Landlord to Tenant);

               (ii) The Interest Payment is equal to the interest accrued on the Construction Allowance at the rate of 11.5% per annum, on a non-compounded basis, from the date the Construction Allowance is paid by Landlord to Tenant through the date the Construction Allowance Reimbursement is paid by Tenant to Landlord; and

               (iii) The Capped Percentage Rent Payment is equal to that amount, if any, of Percentage Rent paid in each Year (or partial Year) in excess of $23,898.00 for such Year (or partial Year) on a cumulative basis for all Years (or partial Years) prior to the date upon which the Construction Allowance Reimbursement is paid.

     (o) CONSUMER PRICE INDEX: If applicable, the Index known as "United States Bureau of Labor Statistics, [Revised] Consumer Price Index (CPI), United States City Average for all Urban Consumers (1982-84=100). If discontinued, Landlord shall designate a reasonable alternative and comparable Consumer Price Index.

     (p)  FIXED MINIMUM RENT: The sum due and payable each Year as defined in
Section 1.1(j) and calendar month during the Lease Term, subject to adjustment as provided herein, is: (i) for and with respect to the first Year at the annual rate of $177,528.00 (monthly rate of $14,794.00) payable in monthly installments; and (ii) the Fixed Minimum Rent for each Year of the Lease Term (as extended) after the first Year shall be determined as follows: For purposes of this computation, the term "Base Month" shall mean the calendar month which is four (4) months prior to the first full month of the first Year and the term "Comparison Month" shall mean the calendar month which is four (4) months prior to the first full month of the Year for which the Fixed Minimum Rent is being computed. The Fixed Minimum Rent for each Year of the Lease Term after the first Year of the Lease Term shall be equal to the Fixed Minimum Rent on an annual basis for the first Year as set forth in Section 1.1(p)(i) immediately above (disregarding any rental abatement or concessions) plus an amount equal to the product of fifteen (15.0) times the percentage increase in the Consumer Price Index for the Comparison Month as compared to the Consumer Price Index for the Base Month, multiplied by the Fixed Minimum Rent for the first Year as set forth in Section 1.1(p)(i) immediately above (disregarding any rental abatement or concessions). Notwithstanding the foregoing, in no event shall the Fixed Minimum Rent for a Year be less than the Fixed Minimum Rent for the prior Year (disregarding any rental abatement or concessions) and in no event shall the Fixed Minimum Rent for such Year be greater than the following amounts (increased as otherwise provided in this Lease) for the Years shown:

YEAR              $/SF     ANNUAL FIXED MINIMUM RENT MONTHLY RENT
----              ----     --------------------------------------

1-5              $13.00           $177,528.00          $14,794.00
6-10             $14.30           $195,280.80          $16,273.00
11-15            $15.73           $214,808.88          $17,900.74

Option Periods:
16-20            $17.30           $236,248.80          $19,687.40
21-25            $19.03           $259,873.68          $21,656.14
26-30            $20.94           $285,956.64          $23,829.72

     (q) PERCENTAGE RENT RATE: The Percentage Rent Rate shall be computed as follows:

          (a) With respect to Percentage Rent on Gross Receipts from $5,500,000.00 to $7,500,000.00, the Percentage Rent Rate shall be 5%.

          (b) With respect to Percentage Rent paid on Gross Receipts from $7,500,001.00 to $9,000,000.00, the Percentage Rent Rate shall be 4%.

          (c) With respect to Percentage Rent paid on Gross Receipts from $9,000,001.00 and above, the Percentage Rent Rate shall be 2%.

     (r)  PERCENTAGE RENT BREAKPOINT:  $5,500,000.00

     (s)  COOPERATING BROKER:  None.

     (t)  OPENING SECURITY:  None.

     (u)  GRAND OPENING CHARGE:  None.

     (v)  PROMOTION CHARGE:  See Section 5.1.

     (w) PREPAID RENT: Fourteen Thousand Seven Hundred Ninety-Four and NO/100ths DOLLARS ($14,794.00) payable upon Tenant's execution of this Lease to be applied to the first installment(s) of Fixed Minimum Rent due hereunder.

     (x)  SECURITY DEPOSIT:  None.

Section 1.2 - Significance of Basic Lease Information
-----------------------------------------------------

All of the provisions, covenants and conditions set forth in the remainder of this Lease and all exhibits and attachments hereto, are by this reference incorporated into this Article 1 as if the same were set forth at length in
Article 1. Each reference in the remainder of the Lease and exhibits and other attachments to any provisions in Article 1 will be construed to incorporate all of the terms provided under this provision. In the event of any conflict between a provision in Article 1 and the remainder of this Lease or exhibits or other attachments, the latter will control.

                                   ARTICLE 2
              LANDLORD'S GRANT OF POSSESSION AND QUIET ENJOYMENT

Section 2.1 -  Demise
---------------------

In consideration of the Rent and the covenants and agreements contained in this Lease, Landlord leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord and covenants and agrees that Tenant shall continuously operate its business in accordance with the Permitted Use and subject to the terms and conditions of this Lease, including the Rules and Regulations set forth in Exhibit "C" attached hereto and made a part hereof, the restrictions
         -----------
set forth in Exhibit "D" and Exhibit "E" attached hereto and made a part hereof,
             -----------     -----------
matters of public record, public or private restrictions affecting Landlord or the Shopping

Center and all applicable governmental rules and regulations. Tenant shall comply with (i) all governmental laws, rules and regulations related to its occupancy and use of the Premises, including the Americans with Disabilities Act, and (ii) the terms and conditions of any document or matter which is of public record or of which Landlord has notified Tenant and which affects Landlord or the Shopping Center. Except for Tenant's right to install signage as provided in this Lease and the Handbook, the parties hereto agree that this Lease shall confer no rights with regard to the exterior walls of the building of which the Premises forms a part or the subsurface of the land under or the air space over the Premises. Landlord hereby reserves the right to install, maintain, use, repair and replace pipes, cables, duct work, conduits, utility lines and wires through hung ceiling space and column space adjacent to and in demising partitions and columns, through attic space, in or beneath the floor slab or above or below the Premises, whether serving the Premises or other parts of the Shopping Center, and Landlord agrees to use reasonable efforts not to adversely interfere with the business operations of Tenant within the Premises.

Section 2.2 - Use of Common Areas
---------------------------------

Tenant may use the Common Area with others subject, however, to the terms and conditions of this Lease and to the Rules and Regulations contained in Exhibit
                                                                       -------
"C" attached hereto and made a part hereof.  "Common Areas" mean all
---
improvements, facilities and areas from time to time furnished by Landlord for the non-exclusive use of the occupants of the Shopping Center, their officers, agents, employees and customers. The Common Areas shall be solely controlled by Landlord. Landlord may alter the size, scope and configuration of the Shopping Center and any portion(s) of the Common Areas, including, the construction of other buildings or improvements in the Shopping Center and the construction of parking facilities, provided only that the size, access and location of the Premises and the parking facilities shall not be materially, adversely impaired.

Notwithstanding any other provision of this Lease to the contrary, Landlord covenants and agrees as follows: (i) Landlord shall not erect any buildings within the area shown as the "No Build Area" on Exhibit "B" hereof, (ii)
                                                -----------
Landlord shall maintain or cause to be maintained a parking ratio of not less than 3.8 parking spaces per one thousand (1,000) square feet of leaseable floor area in the Shopping Center, and (iii) Landlord shall maintain or cause to be maintained not less than ninety percent (90%) of the parking spaces within the area shown as the "No Build Area" on Exhibit "B" attached hereto and made a part
                                     -----------
hereof by this reference. For the purposes of this Lease, the reference to "leaseable floor area" shall mean the floor area of all buildings in the Shopping Centers less the number of square feet of floor area contained in
                 ----
public restrooms, common corridors, leasing or management offices, elevators, and storage areas (not leased to a tenant).

Section 2.3 - Construction/Possession
-------------------------------------

Landlord's delivery to Tenant of the Premises in substantial compliance with all of the terms of this Lease for the commencement of Tenant's Work establishes acceptance of the Premises by Tenant in satisfactory condition and in full compliance with all of Landlord's covenants and obligations. For the purposes hereof, if a certificate of occupancy is issued by the governing authority for either the Premises or the building of which the Premises is a part upon the completion of the Landlord's Work, then Landlord shall obtain the same prior to delivery of the Premises to Tenant if the Tenant's Work cannot commence without the issuance of such certificate of occupancy. In all events, Landlord shall obtain any such certificate of occupancy with regard to the Landlord's Work in a timely manner so as not to delay Tenant's Work or Tenant's opening for business. Subject to the terms and conditions of this Lease and the Handbook, Landlord shall perform Landlord's Work at its cost and expense. Tenant shall accept possession upon substantial completion of Landlord's Work; provided, however, Landlord shall remain liable for any Punchlist (as hereinafter defined) items. Within thirty (30) days after Tenant's acceptance of the Premises, Landlord and Tenant shall walk through the Premises and prepare a written punchlist describing apparent defects in materials and workmanship which do not comply with the requirements of this Lease (the "Punchlist"). Landlord shall, at its cost and expense, properly repair or restore the items which are described on the Punchlist within thirty (30) days of the date such Punchlist is delivered to Landlord, or if any item listed on the Punchlist shall not be repairable within such thirty (30) day period, then

Landlord shall commence such repair or restoration within said thirty (30) days and thereafter diligently pursue such repair or restoration until complete, but in no event later than ninety (90) days from the date of delivery of the Punchlist. Additionally, if within one (1) year of the date on which the Tenant shall accept possession of the Premises, Tenant shall discover any latent defect in Landlord's work with respect to the Premises which was not discoverable through a thorough inspection of the Premises at the time the Punchlist was prepared, Tenant shall provide Landlord with written notice of such latent defect prior to the expiration of such one (1) year period. Landlord shall at its sole cost and expense, promptly repair or restore any such latent defects of which it timely receives notice. No representations or inducements respecting the condition of the Premises have been made to Tenant by Landlord or its authorized representatives except as provided in this Lease. Tenant may measure the floor area of the Premises within sixty (60) days after the Commencement Date and if the floor area varies from that in Section 1.1(h) by more than two percent (2%), Tenant shall promptly inform Landlord within such sixty (60) day period and the Premises shall be remeasured to determine its actual area. If the Premises' finally agreed area shall change from that in Section 1.1(h) by more than two percent (2%), then the Fixed Minimum Rent and all calculations in this Lease based upon floor area shall be duly and promptly modified. Floor area shall be measured as provided in Section 4.1. No representations have been made to Tenant that any other tenants have leased or will continue to lease space within the Shopping Center or that Tenant has any product exclusive unless stated herein to the contrary. Tenant shall perform Tenant's Work in accordance with the Handbook and shall install such first class stock, fixtures and equipment and perform such other work as shall be necessary to prepare the Premises for the opening and continuous operation of business. Tenant shall pay for temporary utilities from the date when the Premises is made available to Tenant for Tenant's Work (or from the date when Tenant commences to perform its Tenant's Work, if earlier) until the Commencement Date.

Notwithstanding anything to the contrary in this Lease, Tenant shall not be obligated to accept the Premises in the event that (A) the Premises contain less than thirteen thousand (13,000) rentable square feet or (B) the Premises contain in excess of fifteen thousand (15,000) rentable square feet.

Section 2.4 - Quiet Enjoyment
-----------------------------

Upon paying all sums due from Tenant to Landlord and performing and observing all of Tenant's covenants and obligations, Tenant, subject to the provisions hereof, shall peacefully and quietly have, hold and enjoy the Premises throughout the Lease Term without interference by Landlord.

Section 2.5 - Statement of Lease Term
-------------------------------------

Upon Landlord's request, Tenant shall execute and deliver a written statement specifying the Commencement Date and the expiration date of the Lease Term.

                                   ARTICLE 3
                                     RENT

Section 3.1 - Fixed Minimum Rent
--------------------------------

Tenant covenants and agrees to pay to Landlord, in lawful money of the United States, Fixed Minimum Rent as provided in Section 1.1 in advance without demand, deduction or set-off whatsoever on the first (1st) day of each calendar month during the Lease Term. Fixed Minimum Rent for any partial calendar month during the Lease Term shall be prorated on a per diem basis. Fixed Minimum Rent for any Year which is shorter or longer than twelve (12) calendar months shall be based upon the monthly Fixed Minimum Rent set forth in Section 1.1(p), with such rent for any partial month being prorated based upon a thirty (30) day month basis.

Section 3.2 - Percentage Rent Based Upon Gross Receipts
-------------------------------------------------------

In addition to Fixed Minimum Rent, Tenant covenants and agrees to pay to Landlord as Percentage Rent a sum equal to the product of Tenant's "Gross Receipts" (as hereinafter defined) for any Year in excess of the Percentage Rent Breakpoint multiplied by the Percentage Rent Rate. Such Percentage Rent shall be due and payable before the tenth (10th) day of each month following the month in which Gross Receipts for the Year, or partial Year, exceed the Percentage Rent Breakpoint for that Year (or partial Year). Tenant's obligation for the payment of Percentage Rent shall survive the expiration or earlier termination of this Lease. As a material inducement to Landlord entering into this Lease, Tenant covenants to: (i) operate in the Premises only under the Trade Name in Section 1.1, (ii) except for federal holidays and as otherwise expressly provided in this Lease in
Section 11.1(b), continuously use, occupy and operate the whole of the Premises for the retail sale of its goods or services solely in accordance with its Permitted Use during the minimum hours of 10:00 A.M. to 9:00 P.M. Monday through Saturday, and 12 noon to 6:00 P.M. Sunday (iii) report Gross Receipts in accordance with Section 3.5 and (iv) not own, operate or be financially interested in, either directly or indirectly (by itself or with others), a business which employs the same or similar trade name and operates for the same or similar purpose as Tenant's Permitted Use hereunder, within a radius of seven
(7) miles of the Shopping Center, except for existing stores as of the date hereof; provided, however, in the event the Construction Allowance Reimbursement is paid, the foregoing radius restriction shall be reduced to three (3) miles. Without limiting Landlord's other available remedies, should Tenant breach the covenant set forth in subparagraph (iv) above, Landlord may, (a) enjoin the operation of a store in violation hereof, and (b) include all Gross Receipts generated by any such store as Gross Receipts in calculating the Percentage Rent due under this Lease.

Section 3.3 - Gross Receipts Defined
------------------------------------

"Gross Receipts" is the total gross proceeds from business done in or from the Premises including, without limitation, the entire sales price of merchandise and goods sold, charges for services and rentals, consignment proceeds and value received from bartering from the Premises by Tenant and all permitted licensees, concessionaires, assignees and sublessees of Tenant, regardless whether by check, credit card, charge account, exchange or otherwise and irrespective of whether such sales are made by Tenant, its successors, licensees or concessionaires, as a consignee, trustee or agent of a third party and irrespective of whether Tenant retains the total of all such sales as its own property. Gross Receipts includes the sale, rental, bartering and consignment of goods, wares, merchandise and services performed on or at the Premises, plus all orders taken or received at the Premises or sales completed by delivery at or from the Premises, whether such orders be filled from the Premises or elsewhere, and whether such sales be made by means of mechanical or other vending devices in the Premises in the period when made. Sales made via the Internet will be included in Gross Receipts if the merchandise is picked up or shipped from the Premises. Gross Receipts excludes refunds or allowances made on merchandise claimed to be defective or unsatisfactory, provided they shall have previously been included in Gross Receipts, discounts provided to employees (not to exceed 2% of Gross Receipts) interstore transfers, insurance proceeds, and any sales, use or gross receipts tax imposed by any governmental unit or authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein and is paid by Tenant to such governmental authority.

Section 3.4 - Tenant's Records and Inspection Rights
----------------------------------------------------

At Tenant's principal place of business, and for a period of thirty-six (36) months subsequent to the end of any Year, Tenant shall maintain full and accurate ledgers, records, and detailed documentation of all Gross Receipts. Landlord or its accountant may, during normal business hours, examine all such documentation upon at least ten (10) days prior written notice. If Landlord's examination discloses that the actual Gross Receipts exceeds the amount reported, then Tenant shall pay Landlord all additional Percentage Rent due Landlord and if the excess of Gross Receipts so disclosed shall be more than three percent (3%) of the amount reported, Tenant shall pay to Landlord the reasonable accounting fees and expenses incurred by Landlord in connection with such examination; provided that such accountants are not paid on a contingency basis based on a percentage of the discrepancy determined. If more than two (2) examinations reveal a five percent (5%) or more discrepancy, Landlord may declare this Lease in default at any time within ninety (90) days after the date upon which Landlord discovers such discrepancy.

Section 3.5 - Reports by Tenant
-------------------------------

Within fifteen (15) days after the end of the preceding calendar month, Tenant shall provide Landlord an accurate written statement, signed by Tenant, stating its Gross Receipts from the Premises along with payment of the Percentage Rent due if any. Within sixty (60) days after the end of each Year, Tenant shall provide Landlord with an accurate written statement setting forth the Gross Receipts from the Premises for such Year. Such statement shall be certified by a Public Accountant of Tenant's choice, or by a duly authorized agent of Tenant and Tenant shall provide true and correct copies of its state sales tax reports.

Section 3.6 - Additional Rent and Address for Payment
-----------------------------------------------------

In addition to Fixed Minimum Rent and Percentage Rent, all other payments due and payable by Tenant hereunder, including, but not limited to, Tenant's proportionate share of "Operating Costs" (as hereinafter defined), are known as "Additional Rent" and such sums shall be due and payable on demand, together with interest thereon as provided below. Fixed Minimum Rent, Percentage Rent and Additional Rent are herein sometimes referred to as "Rent". Should Tenant fail to make any payment of Rent, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate which is the lesser of eighteen percent (18%) per annum or the maximum interest rate permitted by law. Tenant also shall pay as Additional Rent a fee of Two Hundred Dollars ($200.00) for processing of late payments. Notwithstanding the foregoing provisions to the contrary, Landlord agrees that, with respect to the first two (2) late payments of Rent made within a Lease Year, the foregoing interest and late fee shall not be imposed unless Tenant shall fail to pay such payment of Rent within ten (10) days after written notice of such default is given by Landlord to Tenant. Rent shall be due at the address specified by Landlord for notices hereunder, or at such other address designated in writing by Landlord.

                                   ARTICLE 4
                            OPERATING COSTS, TAXES

Section 4.1 - Operating Costs
-----------------------------

Along with Fixed Minimum Rent and as part of Additional Rent, Tenant covenants to pay its share of all costs of operating, managing, maintaining, repairing and insuring the Common Areas and other portions of the Shopping Center which are the responsibility of Landlord (collectively, "Operating Costs"). The term "Operating Costs" shall include, without limitation, the costs of repairing, replacing, resurfacing and restriping all parking facilities, lots, driveways and walkways; costs of repair and replacement of all canopies, lighting, fences, escalators, elevators, stairways, roof membranes and flashings; costs of maintaining, repairing and replacing on and off-site storm water drainage, retention and filtration systems serving the Shopping Center; an administrative fee equal to fifteen percent (15%) of Operating Costs; (including salaries, unemployment taxes, social security taxes and benefits) of the property manager and other personnel involved in the operation and maintenance of the Shopping Center, reduced for any cost allocations among other properties serviced by such personnel; office expenses which are attributable to such Common Area operation and maintenance function; costs of security personnel; costs of rental equipment; costs of all types of insurance carried by Landlord, including commercial general liability insurance, worker's compensation insurance and all-risk insurance with respect to the buildings and improvements in the Shopping Center, including rent loss insurance maintained by Landlord; costs of alterations to the Common Areas required as a result of changes in laws, governmental regulations, or interpretations of laws or regulations after the date of opening of the Shopping Center; costs of water, sewer and other utilities; costs of illumination and maintenance of Shopping Center signs whether on or off the Shopping Center site and the illumination and maintenance of off-site traffic signal lights and/or directional lights; costs of cleaning, sweeping, refuse disposal and ice and snow clearance; costs of fire protection; costs of landscape maintenance and replacement, including without limitation landscape maintenance within buffer areas and road right-of-way areas adjacent to the Shopping Center; personal property taxes, if any, on personal property which is used at the Shopping Center; fees required for required licenses and permits; costs of maintenance required of Landlord by this Lease, including
Article 7 hereof; costs allocated to the Shopping Center, if any, pursuant to any public or private arrangements or agreements, including, without limitation, any easement agreements and any cost sharing agreements; costs of enforcing rules and regulations established by Landlord for the Shopping Center; and the amortization of capital improvements. The amortization includible with respect to a capital expenditure in a given year shall be equal to the amount that would have been payable in such year on a loan taken out at the time of the capital expenditure and in the amount of the capital expenditure, where the annual interest rate on such loan was 12% and where such loan required full amortization of principal and interest over the useful life of such capital item, with equal monthly amortization payments. Notwithstanding any other provisions of this Lease to the contrary, Operating Costs shall not include any capital expenditures incurred during the first ten
(10) Lease Years. Costs of operation, repair and maintenance shall include the depreciation of equipment, but shall not include the cost of the original investment therein and shall not include the original cost of construction of the Common Areas.

Notwithstanding anything to the contrary in this Lease, Operating Costs shall specifically exclude the following:

          (i) the cost of any special work or service performed for any tenant (including Tenant, provided Tenant shall be responsible for payment of such costs as provided in this Lease) at such tenant's cost, including, without limitation, any utilities provided after normal operating hours;

          (ii)    the cost of correcting defects in construction

          (iii) compensation paid to officers and executives of Landlord [but it is understood that the Shopping Center manager and other on-site employees below the grade of manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Costs only to the extent such salary is directly applicable to work or services performed for the benefit of the Shopping Center];

          (iv) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise;

          (v) the cost of any additions, changes, replacements, and other items which are made in order to prepare for a new tenant's occupancy;

          (vi) the cost of repairs incurred by reason of fire or other casualty reimbursed or which Landlord is entitled to reimbursement by insurance proceeds under policies maintained, or which should have been maintained, by Landlord (other than Landlord's deductible);

          (vii) insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to the terms of this Lease;

          (viii) interest on debt or amortization payments on any mortgage or deed to secure debt including any principal payments and closing costs and rental under any ground lease or other underlying lease;

          (ix) any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

          (x) any advertising expenses incurred in connection with the marketing of any rentable space;

          (xi) rental payments for base building equipment such as HVAC equipment and elevators;

          (xii) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

          (xiii) legal expenses arising out of the original construction of the improvements relating to the Shopping Center (or any expansion thereof) or the entering into or enforcement of the provisions of any lease of space within the Shopping Center, including without limitation this Lease (however, Tenant shall be responsible for payment of such costs relating to this Lease as provided in this Lease);

          (xiv) management fees other than as expressly provided herein (Tenant's obligation for a management fee contribution is set forth above);

          (xv) any fines or penalties due to violation of law or late payments by Landlord (unless due to Tenant's failure to timely make payments hereunder);

          (xvi)   any expenses arising from a dispute with another tenant;

          (xvii) any costs due to the presence of Hazardous Substances in the Shopping Center (provided, however, the foregoing is not intended to exclude from Operating Costs cleanup costs of any ordinary nature such as paint spillage, the leaking of oil or gas from vehicles in the parking lot, or the like);

          (xviii) any bad debt expense; and

          (xix) in the event Tenant provides its own dumpster rental and trash removal service, then Operating Costs shall exclude costs for trash removal and dumpster rental.

Tenant's share of Operating Costs shall be determined by the following formula:

       Square Footage of Premises x Operating Costs for Shopping Center
       ----------------------------------------------------------------
                       Square Footage of Shopping Center

The "Square Footage of Shopping Center" shall be the total square footage of the Shopping Center. For purposes of this Section 4.1, "Square Footage of Shopping Center" shall not include the square footage of any anchor tenant which shall be defined for purposes hereof to be any single tenant or group of affiliated tenants which occupies not less than 30,000 square feet of floor area in the Shopping Center (in one space or in multiple spaces), however, and for purposes of calculating Tenant's share of such Operating Costs, any contribution to such Operating Costs by such "anchor tenant(s)" shall be deducted from Operating Costs prior to the determination of Tenant's share. For purposes of this Section 4.1, "Square Footage of Shopping Center" also shall not include the square footage of any public restroom, the on-site property manager's office, the area within any stairways, stairwells or elevators. The floor area of the Premises is measured from the center line of demising walls and to the exterior faces of exterior walls or windows. Landlord shall estimate these costs annually and Tenant covenants to pay one-twelfth (1/12th) of such estimated amounts monthly and Landlord shall provide to Tenant a written reconciliation of actual Operating Costs to payments received from Tenant within six (6) months after the end of the Operating Cost accounting year. Any excess payments by Tenant shall be applied towards the next month's (or months') Operating Costs, and any shortage shall be paid to Landlord with Tenant's next Rent payment. Tenant's share of Operating Costs shall be prorated for any Operating Cost accounting year hereunder. If any item of Operating Costs is attributable to less than all of the tenants in the Shopping Center (the "Affected Tenants") as a result of other tenants paying such costs separately in connection with their premises, the denominator of the above fraction, solely for purposes of allocating such item of cost, shall be reduced to include only the square footage of the Affected Tenants.

Landlord's books and records pertaining to the calculation of Operating Costs for any Year may be audited by a reputable accounting firm which is not compensated on a contingency basis based upon the amount of discrepancy determined, at Tenant's expense. Such audit shall be conducted during reasonable business hours at Landlord's office where Landlord's books and records are maintained. Tenant shall cause a written report to be prepared by its accounting firm following any such audit and shall provide Landlord with a copy of such report promptly after receipt thereof by Tenant. If Landlord's calculation of Tenant's share of Operating Costs for the audited Year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. If Landlord's calculation of Tenant's share of Operating Costs for the audited Year resulted in Tenant being overcharged by an amount exceeding five percent (5%) of the amount which Tenant should have been charged, then Landlord shall promptly reimburse Tenant for the cost of such audit. Tenant agrees that the results of any such audit shall remain confidential and shall not be disclosed by Tenant to any third party, unless compelled to do so by a court of competent jurisdiction.

Section 4.2 - Taxes
-------------------

Throughout the Lease Term, Tenant shall pay monthly as Additional Rent one twelfth (1/12th) its share of Taxes. "Taxes" mean all federal, state, local, governmental, special district and special service area taxes, charges, assessments and any other government charges, surcharges and levies, general and special, ordinary or extraordinary, including business license fees or charges (including interest thereon whenever same may be payable in installments) which Landlord shall pay or be obligated to pay arising out of the use, occupancy, ownership, leasing, management, repair or replacement of the Shopping Center, any appurtenance thereto or any property, fixtures or equipment thereon. Taxes also include the costs (including, without limitation, fees of attorneys, consultants or appraisers) of any negotiation, contest or appeal pursued by or on behalf of Landlord and relating to the Shopping Center. Taxes exclude any income, transfer, profit, inheritance or franchise tax which may be imposed upon Landlord. Tenant's share of Taxes shall be computed by multiplying Taxes by the fraction utilized in Section 4.1 hereof. Landlord shall estimate Taxes annually and by May 1 of the succeeding year shall reconcile actual Taxes with payments received from Tenant. Should Taxes be underestimated, Tenant shall pay any deficiency with the next payment of Fixed Minimum Rent and Landlord shall appropriately adjust its estimates. Any excess payments shall be credited against Tenant's next payment of Taxes. In addition to Tenant's proportionate share of any Taxes, in the event there is imposed at any time during the Lease Term a tax upon and/or measured by the Rent payable by Tenant under this Lease, whether by way of a sales or use tax or otherwise, Tenant shall be responsible for the payment of such tax and shall pay same on or prior to the due date thereof; provided, however, that the foregoing shall not include any inheritance, estate, succession, transfer, gift or income tax imposed on or payable by Landlord.

                                   ARTICLE 5
                           ADVERTISING AND PROMOTION

Section 5.1 - Advertisements
----------------------------

Tenant expressly agrees to advertise Tenant's business in the Premises in newspaper, radio and other media, all of which advertising must specifically include reference to The Avenue Peachtree City location (and such advertising may include references to Tenant's other store locations). Tenant agrees to expend not less than $13,656.00 per Year for such advertising, which amount shall increase at the beginning of each Operating Cost accounting year commencing January 1, 2002 by the percentage equal to the percentage increase of the Consumer Price Index from the first day of the Lease Term to the first day of the then applicable Operating Cost accounting year. In no event, however, and notwithstanding any decrease in the Consumer Price Index, shall the amount to be expended by Tenant at any time be reduced. If Tenant shall refuse or neglect to purchase such advertising, Landlord may submit copy consisting of Tenant's Trade Name and address and Landlord may pay for the same; and in such event, Tenant agrees to reimburse and pay Landlord upon demand, all such sums so expended which shall be deemed to be Additional Rent for the purposes of enforcement and collection.

                                   ARTICLE 6
                                   UTILITIES

Section 6.1 - Utilities
-----------------------

Tenant shall contract and pay for all utilities used or consumed in the Premises, including any tap-in, connection and metering fees which may be charged by the applicable utility supplier. Landlord shall cause utilities to be installed in accordance with the provisions of the Handbook. Landlord may elect to supply one or more utility services to Tenant, so long as

Landlord's rates are competitive with alternative suppliers' rates. If Tenant fails to pay such charges when due, then Landlord may pay such charge on behalf of Tenant, with any such amount paid by Landlord being repaid by Tenant to Landlord, promptly upon demand, or at Landlord's option, deducted from Tenant's Security Deposit, along with an administrative charge of Fifty and No/100ths Dollars ($50.00). Landlord is not responsible for any interruptions or curtailment in utility services unless caused by the act of Landlord's agents or employees or by Landlord's failure to comply with its repair obligations under this Lease and if so caused, Rent shall abate from and after a period of twenty-four hours until services are restored and Landlord shall use prompt and reasonable efforts to restore said utility.

                                   ARTICLE 7
                INSTALLATION, MAINTENANCE, OPERATION AND REPAIR

Section 7.1 - Tenant Installation of Fixtures and Other Changes
---------------------------------------------------------------

Tenant shall install first class trade fixtures and equipment required to operate its business. All trade fixtures, refrigeration units, display racks and cases, signs or other personal property installed in the Premises by Tenant shall remain its property and may be removed at any time, provided that the removal thereof does not cause, contribute to or result in Tenant's default hereunder. The term "trade fixtures" excludes carpeting, floor coverings, wall coverings or similar permanent, non-movable improvements, all of which shall become the property of Landlord upon surrender of the Premises. Tenant shall perform no structural work, no exterior work and no other work costing more than $10,000.00 in the aggregate per Year, without the prior written approval of Landlord. Any work permitted shall be at Tenant's sole cost and expense and be done in a good and workmanlike manner in compliance with all governmental requirements and the Handbook without any liens attaching to the Premises or the Shopping Center. Upon the conclusion of any work by Tenant, whether or not Landlord's consent thereto is required, Tenant will promptly provide Landlord with a copy of the shop drawings with respect to the work performed.

Notwithstanding anything to the contrary in this Lease, Landlord expressly waives any and all statutory Landlord's liens or any other liens which Landlord may have or otherwise acquire by law with respect to Tenant's personal property. It is specifically acknowledged that Tenant shall not be obligated to return the Premises to the condition that existed when Landlord delivered the Premises to Tenant, but Tenant will seal or cap openings, piping or wiring in the Premises remaining after such removal of its fixtures. Tenant may assign, lien, encumber, mortgage or create a security interest in or upon or lease its equipment, trade fixtures, inventory or other property in the Premises without the consent of Landlord. To the extent Landlord may have a lien on or security interest in the trade fixtures, equipment, inventory or other personal property of Tenant, pursuant to this Lease, by law or otherwise, Landlord hereby waives and agrees not to assert such lien or security interest. Upon written request of Tenant, Landlord agrees to provide Tenant within fifteen (15) days of such request, a written waiver in form reasonably satisfactory to Landlord, Tenant and any lender of Tenant or any lessor of any such property evidencing Landlord's waiver of any rights it has or may have in Tenant's trade fixtures, equipment, inventory or other property.

Section 7.2 - Non-Premises Maintenance by Landlord
--------------------------------------------------

Landlord shall keep the exterior supporting walls, foundations, roof, sprinkler system (if any), gutters and downspouts of the Premises in good repair. Landlord shall not be required to repair, maintain, alter or perform any other repairs to the Premises including any plumbing, ventilating, electrical, air conditioning or other mechanical installations, but, to the extent not caused by the action or inaction of Tenant or its agents, employees or independent contractors, Landlord shall repair (or cause to be repaired by the respective utility provider) the plumbing, sanitary sewer, electrical, gas and water lines up to their entry point into the Premises. Landlord shall maintain and keep in good repair the Common Areas within the Shopping Center. Except as provided in
Article 9 hereof and except for the Landlord's Work, Landlord shall have no duty to make any repairs in the Premises resulting from (a) any alterations, modifications or improvements made by or on behalf of Tenant, (b) the installation of Tenant's property, fixtures (trade or otherwise), equipment or inventory, (c) Tenant's use or occupancy of the Premises in violation hereof, or
(d) the acts or omissions of Tenant, its employees, agents, contractors, subtenants, invitees, licensees or customers. Should Landlord perform any repair, maintenance or alteration as a result of the acts or omissions of Tenant or its employees, agents, contractors, subtenants, invitees, licensees or customers, the cost(s) incurred by Landlord in connection therewith will be promptly reimbursed by Tenant.

In the event Landlord fails to perform any maintenance to the Premises required to be performed by Landlord pursuant to this Section 7.2 and, as a result, Tenant's ability to operate for business within the Premises is adversely affected, and if such failure shall continue without correction for a period of thirty (30) days after notice thereof to Landlord, Tenant shall have the right to perform such maintenance work on Landlord's behalf. Notwithstanding anything contained in the immediately preceding sentence to the contrary, if Landlord in good faith and exercising due diligence commences to fulfill or perform such maintenance within said thirty (30) day period, but due to the nature of the work, such maintenance cannot be reasonably completed within such thirty (30) day period, then Landlord shall have such additional time as is reasonably necessary to cure such default as long as Landlord continuously and diligently proceeds to cure the same until completion (provided, however, the foregoing cure periods are subject to the provisions of Section 11.7 regarding emergency conditions). Tenant shall have the right to offset the reasonable and actual costs incurred by Tenant against payments of Fixed Minimum Rent hereunder (at an amount not to exceed 50% of Fixed Minimum Rent) until Tenant is reimbursed in full.

Section 7.3 - Premises Maintenance By Tenant
--------------------------------------------

Except for Landlord's maintenance responsibilities as provided in Section 7.2, Tenant shall, at Tenant's expense, keep the Premises, including, but not limited to, all doors, door frames, windows, window frames, plate glass, storefronts, plumbing and sewer facilities within the Premises, fixtures, ventilating and air conditioning and electrical systems, walls, floors and ceiling in good order, condition and repair and in a clean, pleasant, sightly, sanitary and safe condition and free from loiterers. If Tenant fails to do so Landlord, after notice and an opportunity to cure as provided in this Lease, may perform these duties and Tenant agrees to reimburse Landlord the reasonably and actually incurred costs upon ten (10) days request, or at Landlord's option, Landlord may deduct such costs from Tenant's existing Security Deposit. Tenant shall make any and all additions, improvements, alterations and repairs to or on the Premises, other than those required for load-bearing interior walls and the roof, foundation or exterior walls, required by any lawful authorities or insurers. Landlord may deal directly with any authorities respecting their requirements for additions, improvements, alterations or repairs. Through a licensed or qualified contractor, Tenant shall cause to be performed all maintenance on the Premises and its systems and equipment, other than the sprinkler system, in a good and workmanlike manner including the monthly changing of heating, ventilating and air conditioning filters and lubrications, adjustments, and inspections and shall provide evidence of such maintenance within thirty (30) days of Landlord's request. Tenant, at its expense, shall retrofit, replace and/or repair such systems, equipment and all components thereof as required to maintain such systems in good working order and repair. Upon prior notice, Landlord, through an independent contractor, may undertake HVAC maintenance at competitive rates and charge Tenant for such maintenance as Additional Rent and in such event, Tenant covenants to pay such charges. Any and all roof penetrations and sprinkler changes required by Tenant's Work or for Tenant to comply with this Section 7.3 shall be made at Tenant's cost but at a competitive price by Landlord's independent roofing and sprinkler contractors, respectively.

All parts of the interior of the Premises, including the storefront, shall be painted or otherwise decorated and refurbished (including, but not limited to, floor covering and wall covering) by Tenant as and when reasonably necessary as determined by Landlord, but at least once every five (5) Years following the Commencement Date.

Section 7.4 - Signs, Awnings and Canopies
-----------------------------------------

No exterior door, wall or window signs, awnings or canopies nor any lighting or protruding object or any decoration, lettering or advertising matter on any exterior door, wall or window of the Premises is permitted without Landlord's written consent. Tenant shall maintain any local authority and Landlord approved sign, decoration, lettering or advertising matter in good condition and repair and shall obtain any and all permits or licenses required by applicable governmental authorities. Tenant's exterior signs shall be subject to the provisions of the Handbook. Landlord agrees that Tenant shall be permitted to seek a variance permitting a sign on each of the three (3) exterior walls of the Premises. In addition, Landlord agrees that, in the event a pylon sign is constructed for the Shopping Center, Tenant shall be permitted to place a panel thereon in a position not lower than the third position thereon. Landlord makes no representation or warranty that a pylon sign will be constructed for the Shopping Center.

Section 7.5 -  Liens
--------------------

Tenant shall not create or permit to be created or to remain, and Tenant shall promptly discharge, at its sole cost and expense, any lien, encumbrance or charge upon the Premises or Shopping Center arising from any use or occupancy of the Premises by Tenant or by reason of any labor, service or material furnished or claimed to have been furnished to or for the benefit of Tenant or by reason of any construction or repairs by or at the direction of Tenant. Notice is hereby given that Landlord shall not be liable for the cost and expense of any labor, services or materials furnished or to be furnished with respect to the Premises at or by the direction of Tenant or anyone holding the Premises by, through or under Tenant and that no laborer's, mechanic's or materialmen's or other lien for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Shopping Center. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any improvements or repairs to or of the Premises, nor as giving Tenant any right, power or authority on behalf of Landlord to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Shopping Center. Tenant shall discharge by bond or otherwise within thirty (30) days of notice of its existence, any lien, encumbrance or other charge arising in violation of this Section; provided, however, Tenant shall be permitted a reasonable period of time to dispute any such lien in good faith and in accordance with all applicable laws as long as such lien is not subject to foreclosure.

Section 7.6 - Employee Parking
------------------------------

Tenant covenants and agrees to cause its employees to park only in such places as provided and designated by Landlord for employee parking. On or before the Commencement Date, Tenant shall furnish Landlord with the license numbers of each employee automobile, and Tenant shall provide to Landlord updated lists of employee automobiles as changes in personnel occur. Tenant shall pay Landlord ten dollars ($10.00) per day for each such automobile parked outside of the designated parking areas. Landlord agrees that Landlord will not designate any portion of the Protected Parking Area for employee parking.

Section 7.7 - Surrender of Premises
-----------------------------------

Upon termination, Tenant shall surrender the Premises in substantially the same condition as the date Tenant opened for business, reasonable wear and tear and loss due to casualty and condemnation excepted, and shall surrender all keys for the Premises to Landlord at the Premises. Tenant must remove all its trade fixtures, signage and personal property and, if requested in writing at least sixty (60) days in advance, any other installation, alterations or improvements made by Tenant and shall repair any damage caused thereby.

                                   ARTICLE 8
                                   INSURANCE

Section 8.1 - Tenant's Coverage
-------------------------------

Tenant shall obtain and maintain in full force during the Lease Term the following insurance coverages with respect to the Premises:

     (a) Commercial general liability insurance, with contractual liability broad form general liability endorsement, insuring Tenant, Landlord and any other person designated by

Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests, invitees or licensees in the Premises or the Shopping Center, the limits of such policy or policies to be in amounts not less than Two Million Dollars ($2,000,000.00) for each occurrence combined single limit. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. The dollar amounts set forth above shall be escalated as of the beginning of each option period of the Lease Term to an amount equal to the product of the initial dollar amount multiplied by a fraction, the numerator of which is the Consumer Price Index at the beginning of such period and the denominator of which is the Consumer Price Index on the Commencement Date.

     (b) All-risk or "special form" property insurance in an amount adequate to cover loss of the replacement value of all personal property, decorations, trade fixtures, furnishings, equipment, alterations, Tenant's leasehold improvements and betterments, and all other contents located or placed therein.

     (c) Boiler or Machinery Insurance covering all pressure vessels, boilers, air conditioning equipment, or similar equipment, if any, in, on, adjoining, above or beneath the Premises, in the amount of Five Hundred Thousand Dollars ($500,000.00).

     (d) Business Interruption Insurance covering those risks referred to in subparagraphs (b) and (c) above and in an amount sufficient to replace one year's lost gross earnings, such earnings being defined as the difference between Gross Receipts and the cost of goods sold.

     (e) Plate glass insurance covering the full replacement value of the plate glass in the Premises.

     (f) Workers' Compensation Insurance covering all persons employed, directly or indirectly, in connection with any work performed by Tenant or any repair or alteration authorized by this Lease or consented to by Landlord, and all employees and agents of Tenant with respect to whom death or bodily injury claims could be asserted against Landlord or Tenant, as required by laws of the State where the Premises are located or of the United States.

     (g) Such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry.

All of the aforesaid insurance except the Workers' Compensation Insurance required by subparagraph (f) above shall name Landlord and any designee(s) of Landlord, to the extent of their interests in the property covered, as additional insureds and Tenant, and shall be written by one or more responsible insurance companies satisfactory to Landlord and in form satisfactory to Landlord; all such insurance may be carried under a blanket policy covering the Premises and any other of Tenant's stores (provided such blanket policies meet the requirements of this Section 8.1); all such insurance shall contain endorsements as follows: Such insurance may not be canceled or amended with respect to Landlord or its designees or the Premises except upon thirty (30) days' prior written notice by the insurance company to Landlord and any such designees; Tenant shall be solely responsible for payment of premiums and Landlord or its designees shall not be required to pay any premium for such insurance; however, in the event of any loss to Landlord covered by such policy, Landlord or its designees shall be paid directly by the insurance company. The minimum limits of the commercial general liability policy herein set forth shall in no way limit or diminish Tenant's liability hereunder. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, but in no event later than ten (10) days prior to the commencement of Tenant's Work, and thereafter at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or a certificate of insurance on all policies procured by Tenant in compliance with its obligations hereunder, together with evidence satisfactory to Landlord of the payment of the premiums therefor. If Tenant fails to obtain and provide any or all of the aforesaid insurance, then Landlord may, but shall not be required to, purchase such insurance on behalf of Tenant and add the cost of such insurance as Additional Rent payable with the next due installment of Fixed Minimum Rent.

The minimum limits of the commercial general liability policy of insurance hereinbefore set forth shall be subject to increase, not more than once in any five (5) year period, in order to reflect commercially reasonable limits. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence of Tenant's compliance with such demand.

Tenant agrees, at its own expense, to comply with all rules and regulations of the Fire Insurance Rating Organization having jurisdiction of the Premises and to comply with all requirements imposed by Landlord's insurance carrier, if any. If gas is used in the Premises, Tenant shall install at its expense both manual and automatic gas cut-off devices.

Section 8.2 - Increase in Fire or Environmental Insurance Premium
-----------------------------------------------------------------

Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article or service which may be prohibited by or materially increase the premiums under Landlord's property or liability insurance policy or which is prohibited by any local, state or federal agency.

Section 8.3. - Landlord's Coverage
----------------------------------

Landlord shall maintain or cause to be maintained the following insurance:

     (a) Landlord shall keep the Shopping Center, the building of which the Premises is a part and the portion of the Premises maintained or constructed by Landlord and the other improvements located in the Shopping Center insured against damage and destruction by fire, vandalism and other perils in the amount of the full replacement value of all improvements located in the Shopping Center. The insurance shall include standard fire and extended coverage with an "all risks" endorsement.

     (b) Liability insurance in the commercial general liability form (or reasonable equivalent thereto) covering the Shopping Center against claims for personal injury, bodily injury or death and property damage occurring upon, in or about the Shopping Center, such insurance to be written on an occurrence basis (not a claims-made basis) to be in combined single limits amounts not less than $3,000,000 and to have general aggregate limits of not less than $5,000,000 for each policy year. The insurance coverage required under this subparagraph
(b) shall, in addition, extend to any liability of Landlord arising out of the indemnities provided for in this Lease and, if necessary, such policy shall contain a contractual endorsement to that effect.

Section 8.4 - Indemnification
-----------------------------

Tenant covenants and agrees to protect, defend, indemnify and hold Landlord harmless from and against any and all claims, damages, liabilities or expenses arising out of or from (i) any occurrence within the Premises, (ii) any act, omission or negligence of Tenant, its sublessees, assignees, licensees or concessionaires or any of their respective agents, contractors and employees. Tenant shall maintain a contractual liability endorsement to its commercial general liability insurance policy, specifically endorsed to cover the indemnity provision of this Section.

Landlord covenants and agrees to protect, defend, indemnify and hold Tenant harmless from and against any and all claims, damages, liabilities or expenses for personal liability or property damage occurring within the Premises or the Shopping Center arising out of or from any act, omission or negligence of Landlord, its agents, contractors and employees. Landlord shall maintain a contractual liability endorsement to its commercial general liability insurance policy, specifically endorsed to cover the indemnity provision of this section.

Section 8.5 - Waiver of Subrogation
-----------------------------------

Landlord and Tenant hereby release each other and each party's officers, directors, employees and agents from liability or responsibility for any loss or damage to their respective property covered by insurance policies, or which would have been covered by insurance if the party had complied with the terms and provisions of this Lease. This release shall apply to Landlord and Tenant and anyone claiming through or under Landlord or Tenant, by way of subrogation or otherwise, even if the occurrence was caused by the fault or negligence of Landlord or Tenant or anyone under their control. Each of Landlord and Tenant shall cause any property damage insurance which it maintains in respect of the Premises to contain a provision whereby the insurer waives any rights of subrogation against the other party.

                                   ARTICLE 9
                            DAMAGE AND DESTRUCTION

Section 9.1 - Fire, Explosion or Other Casualty
-----------------------------------------------

Tenant shall immediately give notice to Landlord of any damage to the Premises. If the Premises alone are damaged by a fire, explosion or other casualty (an Occurrence) the damage, except as expressly hereinafter provided to the contrary, shall promptly be repaired by Landlord subject to the terms of this Section. Landlord shall not be required to repair or replace Tenant's improvements, alterations and additions, inventory, fixtures, furniture, furnishings, floor coverings, equipment and other personal property. If such damage occurs and (i) Landlord is not required to repair as provided above, or
(ii) the Premises shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement within the last two (2) Years of the Term of this Lease and Tenant does not, within thirty (30) days of the Occurrence, irrevocably exercise its next option, if any, to extend the Lease Term, or (iii) the building of which the Premises are a part is damaged to the extent of twenty-five percent (25%) or more of the cost of replacement, or (iv) the buildings (taken in the aggregate) in the Shopping Center shall be damaged to the extent of more than twenty-five percent (25%) of the cost of replacement, Landlord may repair or rebuild the Premises or the building(s), or terminate this Lease upon notice of such election in writing to Tenant within ninety (90) days after the Occurrence; provided, however, this Lease shall not be terminated unless all other leases of tenants affected by such casualty are likewise terminated. In the event of an Occurrence, if this Lease is not otherwise terminated and if either (x) in Landlord's judgment restoration of the Premises cannot be completed within one (1) year of the Occurrence or (y) the Occurrence happens within the last two (2) years of the term of the Lease and Tenant does not within thirty (30) days of the Occurrence irrevocably exercise its next option, if any, to extend the Lease Term, then Landlord may elect to terminate this Lease by written notice to Tenant given within ninety (90) days of the Occurrence. If the Occurrence renders any portion of the Premises untenantable in Tenant's reasonable opinion and Tenant does not utilize any such portion rendered untenantable, a proportionate abatement of the Rent shall be allowed from the Occurrence date until the date Landlord shall substantially complete Landlord's repair and restoration work with respect to the Premises, said proportion to be computed on the basis of the relation which the gross square footage of the untenantable space bears to the floor area of the Premises. If the Premises is rendered untenantable in Tenant's reasonable opinion, Tenant may elect to cease its business operations in the entire Premises, and Rent shall cease until Landlord shall substantially complete the repair and restoration work with respect to the Premises. If any Occurrence precludes twenty-five percent (25%) or more of the Premises' use by Tenant and less than twelve (12) months remain on the then current Lease Term, notwithstanding any of the other provisions of this Section, Landlord shall have the right to terminate this Lease by written notice to Tenant unless Tenant, within thirty (30) days of the Occurrence, irrevocably exercises its next option, if any, to extend the Lease Term. In the event of any Occurrence affecting Tenant's ability to operate, Tenant's Percentage Rent, if any is so payable, under the above circumstances for the purpose of Section 3.2 hereof and the computation of Percentage Rent shall be based upon an adjusted Percentage Rent Breakpoint which is decreased in the same proportion as Fixed Minimum Rent has been abated pursuant to this Section.

Section 9.2 - Landlord's and Tenant's Work
------------------------------------------

Upon an Occurrence, Landlord need only effect repairs as are necessary to place the Premises in the same condition as when possession was initially delivered to Tenant, to the extent of insurance proceeds paid by the insurance company specifically for such repair. Landlord shall carry replacement cost insurance with a reputable insurance company licensed in the State of Georgia; provided, however, Landlord shall not be required to rebuild or restore any portion of Tenant's Work not covered by Landlord's policy (which shall be a replacement cost policy upon the permanent improvements). Immediately thereafter, Tenant shall, at Tenant's expense, promptly perform Tenant's Work and shall repair or replace its inventory, fixtures, personal property, and if applicable shall promptly reopen for business.

                                  ARTICLE 10
                                 CONDEMNATION

Section 10.1 - Condemnation
---------------------------

If any or part of the Premises is rendered unusable because of a taking via eminent domain (or via a deed in lieu thereof), or if any part of the Shopping Center is taken and its continued operation is not in Landlord's opinion economical, this Lease shall terminate as of the date possession is taken by the condemning authority. Further, if as a result of a taking the parking ratio for the Shopping Center is reduced below 3.8 parking spaces per one thousand (1,000) square feet of leaseable floor area in the Shopping Center or in the event access to the Shopping Center from Highway 54 is terminated, then Tenant shall have the option to terminate this Lease by delivering written notice thereof to Landlord not later than sixty (60) days after the date of the taking. Any termination of this Lease by Tenant shall not be effective earlier than the date of taking of possession by the governmental entity. In the event of a partial taking which does not result in the termination of this Lease, Fixed Minimum Rent and the Percentage Rent Breakpoint shall be proportionately reduced according to the part of the Premises remaining usable by Tenant.

Section 10.2 - Condemnation Award
---------------------------------

All compensation awarded or paid upon a total or partial taking of the Premises or the Shopping Center shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense (and not with the proceeds of a construction allowance provided by Landlord), provided, however, that no such claim shall diminish or adversely affect Landlord's award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this Section 10.2, Tenant hereby assigns to Landlord any and all of Tenant's right, title and interest in or to any compensation awarded or paid as a result of any such taking.

Section 10.3 - Landlord's and Tenant's Work
-------------------------------------------

If this Lease is not terminated as provided above, Landlord shall promptly repair such structural portions of the Premises (including portions of the Tenant's Work, to the extent that condemnation proceeds are awarded to Landlord for the same) as may be necessary for Tenant to operate its business, to the extent of condemnation proceeds made available to Landlord specifically for such purpose. Promptly following such repair, Tenant shall, at Tenant's expense, perform Tenant's Work required pursuant to the attached Handbook of Tenant Information to the extent any condemnation proceeds are awarded to Tenant for the same and shall timely open and operate and otherwise conform to the requirements of this Lease.

                                  ARTICLE 11
                             DEFAULT AND REMEDIES

Section 11.1 - Default
----------------------

Tenant shall be in default under this Lease upon the occurrence of any of the following acts, events or conditions:

     (a) The Fixed Minimum Rent, Percentage Rent, Additional Rent or any other sum of money payable under this Lease is not paid when due and such failure is not cured within ten (10) days of the date upon which written notice of such failure is given by Landlord to Tenant [however, such notice and cure period shall not be given more than two (2) times in any twelve (12) month period];

     (b) Tenant shall fail to open for business in the Premises as required by this Lease, or shall cease its business operation at the Premises, except as expressly permitted herein, for a period of three (3) consecutive days, or ten
(10) non-consecutive days during any Year, or shall abandon or vacate all or any portion of the Premises for a period of three (3) consecutive days, or ten (10) non-consecutive days during any Year (subject to closures due to casualty, condemnation or a remodeling of the Premises, which closure due to remodeling shall be for a reasonable time given the nature and extent of the remodeling, but in no event greater than 120 days); provided, however, in the event Tenant ceases operations at any time after the 5th Year in excess of the foregoing permitted time periods, then Tenant shall be permitted to pursue a sublessee or assignee for a period of eighteen (18) months without being deemed to be in default under this Lease due to such closure; provided that:

          (i) Tenant is using good faith efforts to enter into an assignment or subletting of this Lease; and

          (ii) Landlord shall have the right during such eighteen (18) month period to elect to recapture the Premises and terminate this Lease upon thirty (30) days prior written notice to Tenant; provided, however, Tenant shall have the right to nullify such termination in the event Tenant gives written notice to Landlord that Tenant intends to reopen for business within the Premises and Tenant, in fact, reopens for business within such thirty (30) day period.

     (c) The failure or refusal of Tenant, at any time during the Lease Term, to fulfill or perform any other covenant, agreement or obligation of Tenant hereunder if such failure or refusal shall continue without correction for a period of thirty (30) days after notice thereof to Tenant, provided that if such covenant, agreement or obligation shall be of such nature that it can be fulfilled or performed and if Tenant in good faith commences to fulfill or perform same within said thirty (30) day period, but due to the nature of same it could not be reasonably fulfilled or performed within said thirty (30) day period exercising due diligence, a default by Tenant shall not be deemed to have occurred if Tenant is then diligently pursuing the fulfillment or performance of the covenant, agreement or obligation and shall thereafter continuously and diligently proceed therewith until completion;

     (d) The initiation of any proceeding whereupon the estate or interest of Tenant in the Premises, or any portion thereof, or in this Lease is levied upon or attached if such proceeding is not vacated, discharged or bonded within sixty
(60) days after the date of such levy or attachment;

     (e) The entry of any decree or order for relief by a court having jurisdiction in the Premises in respect of Tenant or any guarantor of Tenant's obligations ("Guarantor") in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any Guarantor or for any substantial part of the assets of Tenant or any Guarantor, or the entry of any decree or order with respect to winding-up or liquidation of the affairs of Tenant or any Guarantor, if any such decree or order continues unstayed and in effect for a period of sixty (60) consecutive days; or

     (f) The commencement by Tenant or any Guarantor of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by Tenant or any Guarantor to the appointment of or possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or any Guarantor or for any substantial part of the assets of Tenant or such Guarantor, or any assignment made by Tenant or any Guarantor for the benefit of creditors.

Section 11.2 - Remedies
-----------------------

Upon the occurrence of a default by Tenant, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

     (a) Landlord, with or without terminating this Lease, may perform, correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform or satisfy, and take, on behalf of Tenant, whatever steps Landlord deems necessary to cure such default, and Landlord may reenter the Premises for such purposes, and Tenant shall fully reimburse and compensate Landlord on demand for all costs and expenses actually and reasonably incurred by Landlord in such performance, correction or repair, including, without limitation, accrued interest from the date of demand until date of payment at the rate specified in Section 3.7 hereof.

     (b) Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of, or with consent of Tenant within ten (10) business days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to reenter and take possession of the Premises. Any such demand, reentry and taking possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

     (c) Landlord, with or without terminating this Lease, may immediately or at any time thereafter reenter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of, or with consent of Tenant. Any such reentry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

     (d) Landlord, with or without terminating this Lease, may immediately, or at any time thereafter, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term), at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations, redecorations or repairs to the Premises which it may deem reasonably necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including, but not limited to, the reasonable cost of any such alterations, redecorations and repairs made to the Premises, actual and reasonable attorneys' fees, reasonable brokerage commissions and lease assumptions; and if this Lease will not have been terminated, Tenant shall continue to pay all Percentage Rent with respect to Gross Receipts made through the date Tenant is dispossessed and all Fixed Minimum Rent, Additional Rent and all other charges due under this Lease up to and including, without limitation, the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the Lease Term the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the Fixed Minimum Rent, Additional Rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the Fixed Minimum Rent and Additional Rent reserved herein. For purposes of this Section 11.2(d), the term "costs of reletting" shall include any and all repairs, redecorations, alterations, or other physical improvements to the Premises, actual and reasonable attorneys' fees associated with the reletting, brokerage commissions, free rent and any other costs reasonably associated with reletting the Premises.

     (e) Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination. Upon such termination, Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination, all arrearages in Rent, costs, charges, Additional Rent, assessments, and reimbursements, the cost (including, without limitation, court costs and actual and reasonable attorneys' fees) of recovering possession of the Premises, and, in addition thereto, Landlord may declare to be due and payable immediately, the then present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Fixed Minimum Rent, Percentage Rent, Additional Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term (in the absence of the termination of this Lease), and (y) the then fair market rental value of the Premises for the remainder of the Lease Term. For purposes of the preceding sentence, it shall be deemed that the Percentage Rent for any period after the termination of this Lease would have been at a monthly rate equal to the average monthly Percentage Rent which Tenant was obligated to pay to Landlord under this Lease from the Commencement Date to the date of such termination, or during the preceding three
(3) full Years, whichever period is shorter. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, in addition to all Fixed Minimum Rent, Percentage Rent, costs, charges, Additional Rent, assessments, and reimbursements theretofore due; provided, however, that such payment shall not constitute a penalty or forfeiture, but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

     (f) Tenant specifically acknowledges and agrees that Landlord shall have the right to continue to collect Fixed Minimum Rent after any termination (whether said termination occurs through eviction proceedings or as a result of some other early termination pursuant to this Lease) for the remainder of the Lease Term, less any amounts collected by Landlord from the reletting of the Premises, but in no event shall Tenant be entitled to receive any excess of any such rents collected over the Fixed Minimum Rent. In addition to the collection of Fixed Minimum Rent, Landlord shall also be entitled to interest thereon at the rate specified in Section 3.7 hereof. Such payment shall not constitute a penalty or forfeiture, but shall constitute liquidated damages based upon Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

Section 11.3 - Reentry by Landlord
----------------------------------

If Landlord reenters the Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or termination by Landlord unless due to Landlord's negligence or willful misconduct. No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease.

Section 11.4 - General
----------------------

No course of dealing between Landlord and Tenant or any failure or delay on the part of Landlord in exercising any rights of Landlord under Section 11.2 hereof or under any other provisions of this Lease shall operate as a waiver of any rights of Landlord hereunder, at law or in equity or under any other provisions of this Lease, nor shall any waiver of a default on one occasion operate as a waiver of any subsequent default or of any other default. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated. The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

Section 11.5 - Bankruptcy
-------------------------

If Landlord cannot terminate this Lease or Tenant's right of possession because of the application of bankruptcy or similar laws, then Tenant, as a debtor in possession or on behalf of any trustee for Tenant, shall: (i) within the statutory time, assume or reject this Lease and (ii) not seek or request any extension or adjournment of any application to assume or reject this

Lease by Landlord. In such event, Tenant or any trustee for Tenant may only assume this Lease if (A) it cures or provides adequate assurance that it will promptly cure any default hereunder, (B) it compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's defaults, including without limitation accrued interest as set forth in Section 3.7 and attorneys' fees as a result of such default, and (C) it provides adequate assurance of performance during the Lease Term of all of the terms, covenants and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance shall include, without limitation, adequate assurance (1) of the source of payment of Rent reserved hereunder, (2) that any Percentage Rent due hereunder will not decline from the levels anticipated, and (3) that the assumption of this Lease will not breach any provision hereunder.

Section 11.6 - Attorneys' Fees
------------------------------

In case of any action or proceeding brought to enforce the terms and provisions of this Lease, the unsuccessful party in any such action or proceeding shall pay for all costs, expenses and actual and reasonable attorneys' fees incurred by the prevailing party or its agents or both in enforcing the covenants and agreements of this Lease upon the entry of a final nonappealable judgment.

If any Fixed Minimum Rent, Percentage Rent, or Additional Rent is collected by, through or with the advice of any attorney-at-law, Tenant shall pay Landlord's actual and reasonable attorneys' fees and costs of collection.

Notwithstanding anything in this Lease to the contrary, in the event Landlord or Tenant shall be entitled to receive from the other attorneys' fees and expenses pursuant to the terms of this Lease, then in such event Landlord or Tenant, as the case may be, shall be entitled to receive only its actual and reasonable attorneys' fees charged on an hourly basis actually incurred and expenses actually incurred.

Section 11.7 - Landlord's Default
---------------------------------

Landlord shall be in default under this Lease upon the failure or refusal of Landlord, at any time during the Lease Term, to fulfill or perform any covenant, agreement or obligation of Landlord hereunder if such failure or refusal shall continue without correction for a period of thirty (30) days after notice thereof to Landlord, provided that if such covenant, agreement or obligation shall be of such a nature that it can be fulfilled or performed and if Landlord in good faith commences to fulfill or perform same within said thirty (30) day period, but due to the nature of same it could not be reasonably fulfilled or performed within said thirty (30) day period exercising due diligence, a default by Landlord shall not be deemed to have occurred if Landlord is then diligently pursuing the fulfillment or performance of the covenant, agreement or obligation and shall thereafter continuously and diligently proceed therewith until completion; provided, however, Landlord shall not be entitled to a grace period in excess of what is reasonable under the circumstances in the event that such failure or refusal causes an emergency condition in Tenant's reasonable discretion. In the event of such a default by Landlord which is not cured within the applicable cure period, then Tenant shall be entitled to deduct the actual and reasonable costs of the remedy or cure thereof from the next payments of Fixed Minimum Rent (not to exceed 50% of Fixed Minimum Rent) until Tenant is repaid in full, without limitation of Tenant's rights available in law and equity.

                                  ARTICLE 12
                           ASSIGNMENT AND SUBLETTING

Section 12.1 - Covenant Not to Assign or Sublet Without Consent
---------------------------------------------------------------

Tenant covenants that it will not assign, mortgage or encumber this Lease, nor sublease the Premises, or permit the Premises or any part of the Premises to be used or occupied by others whether voluntarily or by operation of law, without the prior written consent of Landlord in each instance. If Tenant is not an individual, a change in the controlling ownership of Tenant, directly or indirectly, shall be deemed to be an assignment of this Lease; provided, however, the sale of Tenant's stock on a publicly traded stock exchange shall not be deemed to be an assignment of this Lease. If Tenant complies with Section 12.2 below, Landlord shall not unreasonably withhold its consent to the assignment or sublease.

Notwithstanding any other provision contained in this Lease to the contrary, Tenant shall be permitted to assign this Lease or sublease the Premises, in whole but not in part, without the consent of Landlord but upon not less than thirty (30) days prior notice to Landlord to any (a) entity into which or with which Tenant merges or consolidates, (b) parent, subsidiary or affiliate of Tenant, or (c) transferee which acquires all or substantially all of the assets or outstanding membership interests, partnership interests, shares of capital stock or other ownership interests of Tenant, as long as the corporation into or with which Tenant has merged or consolidated or such transferee, as contemplated in (a) and (c) hereof, succeeds to all or substantially all of Tenant's store locations as of the date thereof and provided that the tangible net worth of such entity or transferee shall be equal to the greater of (i) the tangible net worth of Tenant as of the date of this Lease, or (ii) the tangible net worth of Tenant as of the date of the assignment of this Lease. For the purposes of this section a "subsidiary" or "affiliate" of Tenant shall mean:

     (i) an "affiliate" shall mean any corporation or other entity which, directly or indirectly, controls or is controlled by or is under control with Tenant. For this purpose, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities (or other ownership interests) or by contract or otherwise.

     (ii) a "subsidiary" shall mean any corporation or other entity more than 50% of whose outstanding stock (or other ownership interests) shall, at the time, be owned directly or indirectly by Tenant or its parent.

Section 12.2 - Conditions for Landlord's Consent to Assign or Sublease
----------------------------------------------------------------------

The granting of consent by Landlord to any proposed assignment or subletting shall be preconditioned upon the fulfillment of the following requirements: (1) Landlord shall be provided with at least thirty (30) days written notice prior to any proposed assignment or subletting; (2) Tenant shall remain primarily liable under this Lease; (3) Any proposed assignee or sublessee shall assume, in a written instrument acceptable to Landlord, all of the obligations and undertakings of Tenant under this Lease; (4) No use shall be employed in connection with the Premises other than the Permitted Use set forth in this Lease; (5) The Premises shall remain intact unless Landlord agrees to the contrary; (6) In Landlord's reasonable judgment the proposed assignee or subtenant shall have a good reputation in the area, shall be financially capable of fulfilling its obligation under this Lease, and shall have experience in successfully operating an upscale business of the type and size which such proposed assignee or subtenant proposes to conduct in the Premises; (7) In Landlord's sole judgment the prospect of Percentage Rent must be comparable to that of Tenant and the Rents from the subtenant or assignee shall be equal to those paid by Tenant for Fixed Minimum Rent, Percentage Rent (unless Tenant has paid the Construction Allowance Reimbursement, in which event Percentage Rent shall not be a significant factor) and Additional Rent; (8) In Landlord's sole judgment any use of the Premises permitted hereunder by the proposed sublessee/assignee will not violate or create any potential violation of any laws, nor will it violate any other agreements affecting the Premises, the Shopping Center or Landlord; (9) Tenant shall pay all actual and reasonable attorney's fees or other costs associated with Landlord's review and approval of a prospective assignee or sublessee; and (10) Tenant will not sublet or assign to an existing Shopping Center tenant.

Section 12.3 - Assignment in Violation of Article
-------------------------------------------------

No occupancy by any party other than Tenant or collection of Rent by Landlord will be deemed (i) a waiver of the provisions of this Article; or (ii) the acceptance of the assignee, subtenant or occupant as tenant, or (iii) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease shall not relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant shall assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others.

                                  ARTICLE 13
                             INTENTIONALLY DELETED



                                   ARTICLE 14
                                 RIGHT OF ENTRY

Section 14.1 - Reasonable Right of Entry
----------------------------------------

Landlord or its agents may enter the Premises upon reasonable notice and during business hours (except in the event of an emergency or Tenant's default) for any reasonable purpose and to bring and store necessary repair materials without any liability to Tenant. Landlord shall use reasonable efforts to prevent any disruption to Tenant's business caused by such entry. During the four (4) months before the end of the Lease Term or any renewal term, Landlord may place upon the Premises "To Let" or "For Rent" notices.

                                  ARTICLE 15
              SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES

Section 15.1 - Subordination
----------------------------

Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Premises or the Shopping Center, to any mortgage now or hereafter encumbering the Premises or the Shopping Center, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such mortgage, and to any replacements and substitutions for such mortgage; provided, however, such ground lessor or mortgagee and Tenant shall enter into a subordination, non-disturbance and attornment agreement in a commercially reasonable form whereby such ground lessor or mortgagee acknowledges this Lease and agrees that, provided Tenant is not in default hereunder (after the expiration of any applicable notice and grace period), this Lease shall not be terminated nor shall Tenant's occupancy of the Premises be disturbed as a result of any breach of or default under such underlying ground lease or mortgage or as a result of the foreclosure of the lien of any such mortgage. As of the date of this Lease, the Shopping Center is unencumbered. Tenant shall execute promptly such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee. If any mortgagee or lessee under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

Section 15.2 - Attornment
-------------------------

In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Premises or the Shopping Center, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called "such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Landlord and Tenant agree that notwithstanding that this

Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Premises or the Shopping Center, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Premises or Shopping Center subject to this Lease.

Section 15.3 - Estoppel Certificates
------------------------------------

Within ten (10) business days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Premises or the Shopping Center or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other factual information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed. The failure of Tenant to respond, as set forth herein, shall be an acknowledgment by Tenant that the terms of such estoppel certificate are correct and, in addition, such failure shall be a material default by Tenant.

                                  ARTICLE 16
                                 HOLDING OVER

Section 16.1 - Holding Over
---------------------------

Tenant may not remain within the Premises after the day of Lease expiration without Landlord's written approval. With Landlord's approval, Tenant shall become a tenant at will and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay one hundred fifty percent (150%) of the Rent in effect as of the expiration date. If Tenant holds over without Landlord's written consent, Tenant also shall be a tenant at sufferance and shall pay twice the then effective Rent until Tenant surrenders possession. Nothing contained herein shall be interpreted to grant permission to Tenant to holdover or to deprive Landlord of any rights and remedies with respect thereto.

                                   ARTICLE 17
                              HAZARDOUS SUBSTANCES

Section 17.1 - Hazardous Substances
-----------------------------------

     (a) Other than ordinary substances utilized by Tenant in the course of business (such as cleaning supplies and the like), neither Tenant, its successors or assigns, nor any permitted assignee, sublessee, licensee or other person or entity acting at the direction or with the consent of Tenant shall (i) manufacture, treat, use, store or dispose of any "Hazardous Substance" (as hereinafter defined) on the Premises, the Shopping Center or any part thereof or
(ii) permit the "release" (as hereinafter defined) of a Hazardous Substance on or from the Premises, the Shopping Center or any part thereof unless the manufacturing, treatment, use, storage, disposal, or release of a Hazardous Substance is approved in writing by Landlord. Tenant shall observe all governmental laws, rules and regulations related to Hazardous Substances. Landlord may inspect the Premises at any time and audit Tenant records or procedures related to Hazardous Substances in order to determine if Tenant is in compliance with such laws, rules and regulations, provided such inspections and audits are not disruptive to Tenant's business. Landlord shall have no liability for failure to inspect or audit or for failing to discover any noncompliance with laws, rules and regulations.

     (b) Tenant covenants, at its cost and expense, to protect, indemnify, defend and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, or expenses of any kind or nature (including, without limitation, actual and reasonable attorney's fees and expert's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising from or out of any Hazardous Substance on, in, under or affecting the Premises, the Shopping Center or any part thereof as a result of any act or omission by Tenant, its successors or assigns, or any assignee, permitted sublessee licensee or other person or entity acting at the direction, knowledge or implied consent of Tenant.

     (c) The term "Hazardous Substance" shall mean any waste, substance or material (i) identified in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may be amended form time to time (herein called "CERCLA"), or (ii) determined to be hazardous, toxic, a pollutant or contaminant, under federal, state, or local statute, law, ordinance, rule, regulation or judicial or administrative order or decision, as the same may be amended from time to time, including, but not limited to, petroleum and petroleum products. The term "release" shall have the meaning given to such term in Section 101(22) of CERCLA.

     (d) Landlord hereby represents to Tenant that as of the date of execution of this Lease (i) to the best of Landlord's knowledge, but without investigation or inquiry, the Premises and the Shopping Center do not contain any Hazardous Substances which would cause the Premises or the Shopping Center to be in violation of any environmental laws, regulations, ordinances or rules or which would constitute an environmental hazard of any type under applicable law; and
(ii) Landlord has received no written notice alleging that conditions at the Premises or the Shopping Center are in violation of any environmental laws, regulations, ordinances or rules. Landlord covenants, at its cost and expense, to protect, indemnify, defend and save Tenant harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs or expenses of any kind or nature (including, without limitation, attorney's fees and expert's fees) which may at any time be imposed upon, incurred by, asserted or awarded against Tenant as a result of the breach by Landlord of the representations made in the preceding sentence. If the Premises are contaminated in any manner with Hazardous Substances as of the date the Premises are made available to Tenant for Tenant's Work and such contamination is due to the act of Landlord or its employees, agents or contractors, and if either (x) clean-up, removal and/or remediation of such contamination is required by laws, codes or regulations of applicable governmental authorities or (y) such contamination has or will have a substantial adverse effect on the operation of Tenant's business at the Premises, Tenant shall give prompt written notice to Landlord of such contamination, and Landlord agrees that Landlord shall, at Landlord's sole cost and expense, clean-up, remove and/or remediate such contamination in accordance with all laws, codes and regulations of applicable governmental authorities.


                                  ARTICLE 18
                  CONDITIONS OF LANDLORD-TENANT RELATIONSHIP

Section 18.1 - Conditions of Landlord-Tenant Relationship
---------------------------------------------------------

     (a) The Landlord's acceptance of some act in violation of the terms of this Lease shall not prevent the Landlord from insisting upon the strict performance of that term at any other time. Time is of the essence of this Lease.

     (b) No payment by Tenant or receipt by Landlord of a lesser amount than the Rent stated shall be other than on account. Any endorsement or statement on a check or any accompanying letter is void, and Landlord may accept such check or payment without prejudice to right or remedy at law or in equity or provided in this Lease.

     (c) This Lease is the sole agreement concerning the Premises and the Shopping Center. All prior negotiations, considerations and representations have been incorporated herein. No course of prior dealings between the parties or their officers, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of the Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them. No course of conduct shall constitute an amendment.

     (d)  Landlord and Tenant are not partners or joint venturers.

     (e) If Landlord or Tenant is delayed, hindered or prevented from performing any act or thing required hereunder by reason of strikes, lock-outs, labor troubles, casualties, inability to procure labor, materials, failure or lack of utilities, governmental laws or regulations, riots, insurrection, war, acts of God, or other causes beyond the reasonable control of either, the delayed party shall not be liable and the period of performance of any such act shall be extended for a period equivalent to the period of such delay. The foregoing is inapplicable to the payment of Rent and Additional Rent unless due to an act arising after Tenant's mailing and affecting the physical delivery of the payment.

     (f) Any writing required to be given under this Lease shall be delivered by either United States certified mail, postage prepaid, return receipt requested, or overnight courier service and shall be addressed (i) if to Landlord, at the address provided in Section 1.1(b) for Landlord or at such other address as Landlord may designate by written notice and (ii) if to Tenant, at the address provided in Section 1.1(c) for Tenant or at such other address as Tenant shall designate by written notice. Notices shall be effective upon delivery unless delivery is refused or cannot be made, in which event notice shall be effective three (3) business days after mailing. Facsimile notices shall be effective upon receipt if confirmed within twenty-four (24) hours by any of the foregoing methods.

     (g) The captions, section numbers, article numbers and index appearing are for convenience and do not define, limit, construe or describe the scope or intent of such Sections of this Lease nor in any way affect this Lease.

     (h) "Tenant" shall mean each and every entity or person executing this Lease as a non-disclosed agent or if an agency relationship is disclosed then Tenant shall be the principal unless stated to the contrary or unless the agent is without authority to bind the principal to this Lease.

     (i) Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this Lease except Cousins MarketCenters, Inc. and Cooperating Broker, if any, whose commission shall be paid as provided in
Section 1.1(s), and Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent utilized by the indemnitor with respect to this Lease or the negotiation thereof.

     (j) The remainder of this Lease shall be enforceable if any section or clause is found invalid or unenforceable.

     (k) The submission of this Lease to a prospective Tenant is not an offer, a reservation of or option for the Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

     (l) The Laws of the state in which the Shopping Center is located shall govern the validity, performance and enforcement of this Lease.

     (m) This Lease is binding upon any and all successors in title and assigns of Landlord and Tenant.

     (n) Any obligation which by its nature is due after this Lease expires, shall survive the Lease's termination.

     (o) Tenant and Landlord hereby waive trial by jury in any action, proceeding or counterclaim brought by one party against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant created hereby, the Tenant's use or occupancy of the Premises and/or any claim for injury or damage.

     (p) Landlord shall have no personal liability with respect to the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Shopping Center and the proceeds thereof for the satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Shopping Center. In no event shall any partner of Landlord nor any joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease. In the event of any sale or sales of the Premises (and the property on which same is situated) or of any ground lease thereof, Landlord shall remain liable for all covenants and obligations of Landlord arising prior to the date of such sale or ground lease, and Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord arising from and after the date of such sale or ground lease, but only in the event such purchaser or ground lessee shall assume the covenants and obligations of Landlord contained in the Lease arising from and after the date of such sale or ground lease.

     (q) Highlighted language, if any, shall be of no greater or lesser force and effect than the remainder of this Lease. Any stricken language shall be treated as though it did not exist.

     (r) Except as expressly set forth herein to the contrary, any improvement or alteration to the Premises required because of Tenant's actual or contemplated use of the Premises shall be Tenant's obligation to undertake and complete at its expense.

     (s) If Tenant is a corporation, the individual(s) executing this Lease warrants that s/he has full authority to execute and to bind the Tenant to its terms and conditions pursuant to a current resolution of the Tenant's Board of Directors, which resolution shall be promptly provided upon request. The person executing this lease on behalf of Landlord does hereby represent and warrant that Landlord is a duly-authorized and validly existing corporation, that Landlord is qualified to do business in the State of Georgia, that Landlord has full rights, power and authority to enter into this Lease and that each person signing on behalf of Landlord is authorized to do so.

     (t)  Cousins MarketCenters, Inc. is being paid by Landlord.

     (u) Within sixty (60) days after the end of each of Tenant's fiscal years during the Lease Term, Tenant shall deliver to Landlord a copy of its financial statements for such year, including balance sheet, profit and loss statement and any other reports normally generated as part of Tenant's financial statements.

     (v) This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only a usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal this day and year first above written.

                                        LANDLORD:

                                        CP VENTURE THREE LLC, a
/s/ Witness                             Delaware limited liability company
-----------------------------------
Witness                                 By:  CP Venture LLC, a Delaware
                                             limited liability company, Managing
                                             Member

                                        By:  Cousins Properties Incorporated, a
                                             Georgia corporation, Development
                                             Manager

                                        By: /s/ Joel T. Murphy
                                           -------------------------------
                                        Name: Joel T. Murphy
                                             -----------------------------
                                        Its: Senior Vice President
                                            ------------------------------

                                                  [CORPORATE SEAL]


                                        TENANT:

                                        HARRYS FARMERS MARKET, INC.,
                                        a Georgia corporation


/s/ Witness                             By: /s/ John D. Branch
---------------------                      ----------------------------------
Witness                                 Name:  John D. Branch
                                             --------------------------------
                                        Title: Senior Vice President and CFO
                                              -------------------------------

                                        Attest: /s/ Barbara N. Worrell
                                               ------------------------------
                                        Name:  Barbara N. Worrell
                                             --------------------------------
                                        Title: Assistant Secretary
                                              -------------------------------

SIGNATURE MUST BE WITNESSED/ATTESTED.

                                                  [CORPORATE SEAL]